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                                                                  EXHIBIT (j)(4)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement of Van Kampen Equity Trust (Form N-1A) and in the related Prospectus and Statement of Additional Information of Van Kampen
Utility Fund,Van Kampen Select Growth Fund,Van Kampen Small Cap Value Fund,
Van Kampen Growth Fund and Van Kampen Aggressive Growth Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 38 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 39 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4805).





                                        /s/Ernst & Young LLP

                                        ERNST & YOUNG LLP

Chicago, Illinois
July 26, 2000